UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 21, 2009
Move, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-26659 (Commission File Number)	95-4438337 (IRS Employer Identification No.)
30700 Russell Ranch Road
Westlake Village, California 91362
(Address of principal executive offices)
(Zip Code)
Registrant’s telephone number, including area code: (805) 557-2300
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
Effective May 21, 2009, Move, Inc. (the “Company”) amended its revolving line of credit facility with Citigroup Global Markets Inc. (“CGMI”). That credit facility was established under a Loan Agreement between the Company and CGMI dated May 8, 2008 (the “Loan Agreement”). The material terms of the Loan Agreement were previously disclosed in Part II, Item 5 of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2008. The May 21, 2009 amendment (the “Amendment No. 2”) extended the date by which the Company is required to repay outstanding principal advances to May 20, 2010 and revised the interest rate applicable to such advances. The per annum interest rate was revised to a rate equal to the lesser of (a) the Open Federal Funds Rate plus 3.8% or (b) CGMI’s and its affiliates’ proprietary CGM Working Capital Rate. Both the Open Federal Funds Rate and the CGM Working Capital Rate are subject to change from time to time. As of the effective date of Amendment No. 2, the Open Federal Funds Rate plus 3.8%, and the CGM Working Capital Rate, were identical. As of May 21, 2009, there was $64.7 million in outstanding borrowings against this line of credit. Amendment No. 2 is set forth at Exhibit 99.1 of this Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 1.01 of this report is incorporated by reference to this Item 2.03.

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits
99.1	Amendment No. 2 dated May 21, 2009 to the Loan Agreement between Move, Inc. and Citigroup Global Markets Inc. dated May 8, 2008.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOVE, INC.
Date: May 28, 2009	By:	/s/ James S. Caulfield
James S. Caulfield
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Amendment No. 2 dated May 21, 2009 to the Loan Agreement between Move, Inc. and Citigroup Global Markets Inc. dated May 8, 2008.